As filed with the Securities and Exchange Commission on March 29, 2016
Registration No. 333-184315
Registration No. 333-168822

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
Form S-3 Registration No. 333-184315
Form S-1 Registration No. 333-168822

ON FORM S-1
UNDER
THE SECURITIES ACT OF 1933

MILLER ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Tennessee	1311	62-1028629
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1001 Louisiana Street, Suite 3100
Houston, TX 77002
(832) 658-2200

(Address, including Zip Code and Telephone Number, including
Area Code, of Registrant’s Principal Executive Offices)

Phillip Elliott
Senior Vice President and Chief Financial Officer
Miller Energy Resources, Inc.
1001 Louisiana Street, Suite 3100
Houston, TX 77002
(832) 658-2200
(Name and address of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to these registration statements.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

Miller Energy Resources, Inc., a Tennessee corporation (the “Registrant”), is filing these Post-Effective Amendments to each of the following Registration Statements (collectively, the “Registration Statements”) to deregister any and all securities that remain unsold under such Registration Statements:

(1)
Registration No. 333-184315 on Form S-3, pertaining to the resale of 12,784,408 shares of the Registrant’s common stock by the selling security holders named therein, which was filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2012.

(2)
Registration No. 333-168822 on Form S-1, pertaining to the resale of 2,250,487 shares of the Registrant’s common stock by the selling security holders named therein, which was filed with the SEC on August 13, 2010.

On October 1, 2015 the Registrant filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the U.S. Code in the United States Bankruptcy Court for the District of Alaska (the “Court”). On January 28, 2016, the Court entered an order confirming the Registrant’s Joint Plan of Reorganization (the “Plan”), under which, on the Effective Date of the Plan, all shares of common stock and other equity in the Registrant are to be cancelled and terminated. Accordingly, all offerings of the Registrant’s securities, including those pursuant to the Registration Statements, have also been terminated.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of each offering, the Registrant hereby removes from registration any and all securities registered but unsold under the Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on March 29, 2016.
MILLER ENERGY RESOURCES, INC.

By: /s/ Carl F. Giesler, Jr.
Carl F. Giesler, Jr
Chief Executive Officer

Note: Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.